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                                                                    EXHIBIT (11)

                       Consent of Independent Auditors

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Financial Statements" in the Statements of Additional Information for the Growth Equity Fund, Equity Fund (formerly the Value Equity Fund), Equity Index Funds, International Growth Fund, Balanced Fund, Cash Reserve Fund, Treasury Reserve Fund, Fiduciary Reserve Fund, Fiduciary Treasury Reserve Fund, Short Intermediate Bond Fund (formerly the Intermediate Bond Fund), Government Income Fund, Intermediate Municipal Bond Fund, Pennsylvania Municipal Bond Fund, New Jersey Municipal Bond Fund, Global Bond Fund, Tax-Free Reserve Fund and Fiduciary Tax-Free Reserve Fund, and to the use of our reports dated August 14, 1995, in Post-Effective Amendment No. 24 to the Registration Statement (Form N-1A No. 33-93214) and related Prospectuses of CoreFunds, Inc., which are incorporated by reference in its Post-Effective Amendment No. 23 to the Registration Statement (Form N-1A No. 33-93214) filed with the Securities and Exchange Commission on October 27, 1995.

Philadelphia, Pennsylvania
December 28, 1995